SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 9, 2023

LOYALTY VENTURES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40776	87-1353472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8235 DOUGLAS AVENUE, SUITE 1200

DALLAS, TX 75225

(Address and Zip Code of Principal Executive Offices)

(972) 338-5170

(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LYLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Explanatory Note

Loyalty Ventures Inc. is filing this Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) to amend its Current Report on Form 8-K, as originally filed with the U.S. Securities and Exchange Commission on March 10, 2023 (the “Original Form 8-K”), solely for the purpose of filing a copy of the TSA (as defined in the Original Form 8-K) and a copy of the Stalking Horse Transaction Agreement (as defined in the Original Form 8-K).

Except as noted above, this Amendment does not modify or update in any way the disclosures made in the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.2*

Transaction Support Agreement, dated as of March 10, 2023, by and among the Company Parties (as defined in the Original Form 8-K), certain lenders party to the Credit Agreement (as defined in the Original Form 8-K), and Bank of America, N.A., in its capacity as administrative agent under the Credit Agreement.

10.3*	Asset Purchase Agreement, dated as of March 9, 2023, by and between LoyaltyOne, Co., and Bank of Montreal.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loyalty Ventures Inc.

Date: March 10, 2023	By:	/s/ Cynthia L. Hageman
Cynthia L. Hageman
Executive Vice President, General Counsel and Secretary